 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

____________________

Date of report (Date of earliest event reported): February 28, 2020

Amyris, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34885	55-0856151
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5885 Hollis Street, Suite 100, Emeryville, CA	94608
(Address of principal executive offices)	(Zip Code)

510 450-0761
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	AMRS	The Nasdaq Stock Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously reported, Amyris, Inc. (the “Company”), Schottenfeld Opportunities Fund II, L.P. and certain of its affiliates (collectively, the “Investors”) are parties to certain Credit Agreements, each dated September 10, 2019 (collectively, the “September Credit Agreements”) and to a Credit and Security Agreement, dated November 14, 2019 (the “CSA” and collectively with the September Credit Agreements, the “Credit Agreements”), pursuant to which the Company issued to the Investors certain notes (the “September Notes” and the “November Notes”, respectively, and collectively, the “Notes”) and warrants (the “September Warrants” and the “November Warrants”, respectively, and collectively, the “Warrants”) to purchase shares (the “Warrant Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”). The entry into and provisions of the Credit Agreements and the Notes, the issuance of the Warrants and related matters were previously reported in Current Reports on Form 8-K filed by the Company with the Securities and Exchange Commission (the “SEC”) on September 11, 2019 and November 20, 2019, which are incorporated herein by reference.

On February 28, 2020, the Company, certain of the Company’s subsidiaries parties to the CSA (the “Subsidiary Guarantors” and, together with the Company, the “Loan Parties”) and the Investors entered into a forbearance agreement (the “Forbearance Agreement”) in respect of certain events of default (“Specified Defaults”), including, but not limited to, (i) the Loan Parties' failure to pay all principal and accrued interest on the November Notes at the maturity date, (ii) the Loan Parties’ failure to pay on or before December 31, 2019, all accrued and unpaid interest through December 31, 2019 on the September Notes, and (iii) the Company’s failure, on or before December 15, 2019, to convert or exchange at least $60 million, but not less than 100%, of certain junior outstanding indebtedness into equity in the Company, and certain other events of default.

Pursuant to the Forbearance Agreement, each Investor agreed to forbear during 60 days, except in case of early termination of the Forbearance Agreement (the “Forbearance Period”), from exercising its respective rights and remedies under the Credit Agreements, the other Loan Documents (as defined in each Credit Agreement), and applicable law in respect of the Specified Defaults, and the Company agreed to (i) pay a late fee of 5% on any obligations under the November Notes not paid in full on or before the last day of the Forbearance Period; (ii) pay, on or prior to the earliest to occur of April 19, 2020 or the last day of the Forbearance Period, (A) all interest due pursuant to the Notes, plus all interest accruing on such unpaid interest, plus all interest accrued on account of the Notes from the date of the Forbearance Agreement through the date of such payment, and (B) a forbearance fee in the amount of $150,000; (iii) pay, upon signature of the Forbearance Agreement, $150,000 as a partial payment of the interest that has accrued pursuant to the Notes as of the date of the Forbearance Agreement; and (iv) amend the Warrants (the “Warrant Amendments”) to (A) reduce the exercise price of each Warrant to $2.87 per share, and (B) with respect to the November Warrants, extend the deadline to register the Warrant Shares for resale by the holders thereof.

The Forbearance Agreement includes customary representations, warranties and covenants of the parties and its effectiveness is subject to customary closing conditions, all of which were satisfied.

The foregoing description of the Forbearance Agreement and the Warrant Amendments is a summary and is qualified in its entirety by reference to the Forbearance Agreement and forms of Warrant Amendments, which are filed as Exhibit 10.1, Exhibit 4.1 and Exhibit 4.2 hereto, respectively, and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 above is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits

The following exhibits are filed herewith:

Exhibit Number	Description
4.1 4.2	Form of September Warrant Amendment Form of November Warrant Amendment
10.1	Forbearance Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMYRIS, INC.

Date: March 3, 2020	By:	/s/ Kathleen Valiasek
Kathleen Valiasek
Chief Business Officer